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                                                                Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 related to First Commonwealth Capital Trust I capital securities and the related prospectus, dated October 19, 1999, guaranteed by First Commonwealth Financial Corporation, of our report dated February 17, 1999, with respect to the consolidated balance sheets of Southwest National Corporation and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which is included in the Annual Report on Form 10-K filed by First Commonwealth Financial Corporation for the year ended December 31, 1998, and to the reference to our Firm under the heading "Experts" in the Registration Statement and the related Prospectus.



/s/ KPMG LLP

Pittsburgh, Pennsylvania
October 19, 1999